                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                       Dated: March 5, 2003

                                   WAM Acquisition GP, Inc.
                                       for itself and as general partner of
                                       LIBERTY WANGER ASSET MANAGEMENT, L.P.

                                   By: /s/ Bruce H. Lauer
                                       -----------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary

                               Page 9 of 9 pages